UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2015

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Commercial Vehicle Group, Inc. (the “Company”) announced that on September 2, 2015 at 9:20 AM Eastern Time, Rich Lavin, President and CEO; Tim Trenary, Chief Financial Officer, and other members of the executive management team (the “Executive Team”) will present at the 2015 Sidoti & Company Emerging Growth Conference at the Marriott Marquis, in New York City (the “Sidoti Conference”). Additionally, the Executive Team will deliver presentations to certain potential investors as part of one or more non-deal roadshows on September 2, 3, 9, and 10, 2015. A copy of the presentation for use during the Sidoti Conference and the non-deal roadshows is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety to this Item 7.01. The Executive Team expects to discuss at the Sidoti Conference and the non-deal roadshows, among other topics, its global end markets, product development, earnings, and margin expansion.

To listen to a live Webcast of the Company’s presentation at the Sidoti Conference, go to Commercial Vehicle Group’s Website, www.cvgrp.com, click on “Investors” and then the Webcast icon. The presentation materials will also be posted on the Company Website and be archived on the Company’s website for a period of one year.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Exhibit 99.1 to this Current Report on Form 8-K, and the associated disclosure set forth under Item 7.01 above, are, to the extent required, hereby incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	A copy of the presentation for use during the Sidoti Conference and the non-deal roadshows on September 2, 3, 9, and 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

September 2, 2015	By:	/s/ C. Timothy Trenary
Name: C. Timothy Trenary
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	A copy of the presentation for use during the Sidoti Conference and the non-deal roadshows on September 2, 3, 9 and 10, 2015.